UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

BIO-KEY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

(Address of principal executive offices) (Zip Code)

(732) 359-1100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2017, Fabian Shin was appointed to serve on the Board of Directors of BIO-key International, Inc. (the “Company”).

Mr. Shin has over 25 years of experience in advising companies as an investment banker, financial consultant and independent director. He is currently an independent non-executive director of several Hong Kong-listed companies including: iron ore mining company Newton Resources Ltd. (1231.HK), apparel company Pak Tak Int’l Ltd. (2668.HK), computer peripheral manufacturer and financial services provider Huabang Financial Holdings Ltd. (3638.HK), supermarket operator China Shun Ke Long Holdings Ltd (947.HK) and plastic and metal household product designer and manufacturer Lisi Group (Holdings) (526.HK).  During his investment banking career, Mr. Shin was Deputy Chief Executive Officer at CMB International Capital Limited and head of investment banking at a unit of the Industrial and Commercial Bank of China. Mr. Shin’s business and financial experience, network of relationships and record of accomplishment strengthens the Board’s collective qualifications, skills, and experience as the Company’s business continues to grow and expand in the Asia region.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-Key International, Inc.

Date: November 24, 2017	By:	/s/ Michael W. DePasquale
Michael W. DePasquale
Chief Executive Officer